Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet combines the historical balance sheets of Navios Maritime Holdings Inc. and Subsidiaries, (“Navios”) (“Acquired Company”*) and International Shipping Enterprises, Inc. (“ISE”) as of June 30, 2005, giving effect to the transaction described in the Stock Purchase Agreement dated February 28, 2005 (the “Transaction”) as if it had occurred on June 30, 2005.

The following unaudited pro forma consolidated statements of operations combine (i) the historical statements of operations of Navios and ISE for the six month period ended June 30, 2005 and (ii) the historical statements of operations of Navios for the year ended December 31, 2004 and ISE for the period from September 17, 2004 (inception) to December 31, 2004, giving effect to the Transaction as if it had occurred on January 1, 2004.

The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Navios and ISE and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2005

(In thousands of US Dollars)

	NAVIOS [Acquired Company*]	ISE	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$93,064	$172	$182,799	(a)	$126,277
			(50,006	)(b)
			(591,354	)(c)
			(12,051	)(c)
			(5,022	)(j)
			514,370	(f)
			(5,695	)(f)
Restricted cash	2,917				2,917
Investments held in trust		182,799	(182,799	)(a)	—
Deferred tax asset		145			145
Accounts receivable, net of allowance	19,417		(648	)(i)	18,769
Short term derivative assets	58,922				58,922
Prepaid voyage costs	8,002				8,002
Prepaid expenses and other current assets	2,706	64			2,770

Total current assets	185,028	183,180	(150,406)		217,802

Advances held in escrow for acquisitions		3,016	(3,016	)(c)	—
Vessels, net	114,046		97,954	(c)	212,000
Other fixed assets, net	21,732	9	48,851	(c)	70,592
Fixed Assets under construction	5,118				5,118
Long term derivative assets	4,111				4,111
Deferred financing costs, net	398	3,448	(398	)(b)	9,143
			5,695	(f)
Deferred acquisition costs		1,895	(1,895	)(c)	—
Deferred dry dock and special survey	311				311
Investment in affiliates	714				714
Tradename	1,960		98,040	(c)	100,000
Favorable leases/purchase terms			128,069	(c)	128,069
Goodwill	226		23,738	(c)	23,964

Total noncurrent assets	148,616	8,368	397,038		554,022

Total Assets	$333,644	$191,548	$246,632		$771,824

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

See notes to pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2005

(In thousands of US Dollars)

	NAVIOS (Acquired Company*)	ISE	Pro Forma Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$11,635	$1,855	$(648	) (i)	$12,842
Accrued expenses	4,993				4,993
Deferred voyage revenue	11,581				11,581
Short term derivative liability	36,787				36,787
Deferred interest at trust account		444	(444	)(e)	—
Notes payable to stockholder		5,022	(5,022	)(j)	—
Income taxes payable		712			712
Current portion of long term debt	50,006		(50,006	)(b)	173,870
			173,870	(f)

Total current liabilities	115,002	8,033	117,750		240,785

Long term liabilities	2,818				2,818
Long term derivative liability	3,762				3,762
Long term debt, net of current portion			340,500	(f)	340,500

Total noncurrent liabilities	6,580	—	340,500		347,080

Total liabilities	121,582	8,033	458,250		587,865

Commitments and Contingencies

Common stock subject to possible conversion		36,097	(36,097	)(e)	—

Stockholder’s Equity

Common stock	87	4	(87	) (c)	4
Additional paid in capital	60,570	146,551	(60,570	)(c)	182,648
			36,097	(e)
Legal reserve (Restricted)	452		(452	) (c)	—
Retained earnings	150,953	863	(398	) (b)	1,307
			(150,555	)(c)
			444	(e)

Total stockholder’s equity	212,062	147,418	(175,521)		183,959

Total Liabilities and Stockholder’s Equity	$333,644	$191,548	$246,632		$771,824

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

See notes to pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Six-months ended June 30, 2005

(In thousands of US Dollars, except per share data)

	NAVIOS [Acquired Company*]	ISE	Pro Forma Adjustments		Pro Forma Combined
Revenue	$127,326				$127,326

Gain (loss) on forward freight agreements	(799)				(799)

Expenses:
Time charter, voyage and port terminal expense	(75,933)				(75,933)
Direct vessel expense	(4,354)				(4,354)
General and administrative	(6,748)		(49	)(h)	(6,797)
Depreciation and Amortization	(2,982)		(11,869	)(d)	(14,851)
Capital based taxes		(130)			(130)
Other operating expense		(157)			(157)

Other income (expenses):
Interest Income	861	1,708	421	(e)	2,990
Interest Expense	(990)		(14,483	)(g)	(15,473)
Other Income	845				845
Other expense	(595)				(595)

Income before minority interest	36,631	1,421	(25,980)		12,072

Equity in net earnings of affiliated companies	640				640

Income before income taxes	37,271	1,421	(25,980)		12,712

Provision for income taxes		(567)			(567)

Net Income	$37,271	$854	$(25,980)		$12,145

Weighted average number of shares outstanding:
Basic		39,900		(k)	39,900

Diluted		39,900		(k)	49,039

Net income per share:
Basic		$0.02			$0.30

Diluted		$0.02			$0.25

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

See notes to pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2004

(In thousands of US Dollars, except per share data)

	NAVIOS [Acquired Company*]	ISE (1)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$279,184				$279,184

Gain (loss) on forward freight agreements	57,746				57,746

Expenses:
Time charter and voyage expense	(180,026)				(180,026)
Direct vessel expense	(8,224)				(8,224)
General and administrative	(12,722)		(97	)(h)	(12,819)
Depreciation and Amortization	(5,925)		(23,451	)(d)	(29,376)
(Gain) loss on the sale of property, plant and equipment	61				61
Capital based taxes		(55)			(55)
Other operating expense		(22)			(22)

Other income (expenses):
Interest Income	789	93	23	(e)	905
Interest Expense	(3,450)		(27,497	)(g)	(30,947)
Other Income	374				374
Other expense	(1,438)				(1,438)

Income before minority interest	126,369	16	(51,022)		75,363

Equity in net earnings of affiliated companies	763				763

Income before income taxes	127,132	16	(51,022)		76,126

Provision for income taxes		(7)			(7)

Net Income	$127,132	$9	$(51,022)		$76,119

Weighted average number of shares outstanding:
Basic		12,744		(k)	39,900

Diluted		12,744		(k)	44,756

Net income per share:
Basic		$0.00			$1.91

Diluted		$0.00			$1.70

(1)	For the period from September 17, 2004 to December 31, 2004
*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

See notes to pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

(Expressed in thousands of US Dollars)

(a)	To record the release of funds held in trust by ISE.

(b)	To record repayment by Navios (Acquired Company*) of its bank loans immediately prior to the Transaction, including the write-off of related deferred financing costs.

(c)	To record the payment of the $594,370 (agreed consideration of $607,500 less the initial price adjustment of $13,130, per the terms of the Stock Purchase Agreement) purchase price for all the outstanding shares of Navios, the payment of $13,946 of costs incurred in connection with the Transaction and the allocation of the purchase price to the assets acquired and liabilities assumed as follows:

Calculation of Allocable Purchase Price:

Cash	$594,370
Allocable Transaction costs	13,946

Total allocable purchase price	$608,316

Estimated allocation of purchase price:
Navios net assets acquired (at book value)	$212,062
Fair value adjustments to assets acquired:
Write off Navios goodwill	(226)
Write off Navios deferred finance costs	(398)
Vessels	97,954
Port, included in other fixed assets	48,851
Tradename	98,040
Allocation to favorable leases/purchase terms	128,069

Fair value of assets acquired	584,352
Goodwill	23,964

Total allocable purchase price	$608,316

Of the $594,370 of cash consideration paid to the sellers, $3,016 had been advanced as a deposit. The allocable transaction costs of $13,946 include a deferred portion of $1,895 that has already been paid.

Fair value of the intangible assets identified (Tradename and leases), was determined through a reliance upon generally accepted valuation methodologies. The Tradename was valued using a method of the Income Approach known as the Relief From Royalties method. The Favorable Leases were valued using a method of the Market Approach wherein the Company’s actual lease costs are compared to market-based lease costs. The Purchase Options were valued though a comparison of their exercise prices to expected vessel values. Vessels were written up to their fair market value. The port was valued based on a Discounted Cash Flow Analysis.

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

(Expressed in thousands of US Dollars)

(d)	To record additional depreciation and amortization of fixed assets and intangibles based on the increase in the market value:

Asset	Estimated Useful Life
Vessels	25 years from date built
Port (included in other fixed assets)	40 years
Tradename	25 years
Favorable Leases/Purchase Terms	4-22 years

The Tradename asset was determined to have a 25 year life based upon consideration of the long-term nature of the Company’s investments in vessels (25-30 year lives), port lease (40 year life) and Customer relationships (10 year life). Equal weights were assigned to the above three assets. The Tradename was considered to be an integral component to the value of the Company and that it should carry a useful life approximate to the life of the enterprise itself, which is estimated by examining the indicators mentioned above, i.e. vessel life, port lease, customer relationships etc.

The Favorable Leases/Purchase Terms are categorized as:

Asset	Estimated Useful Life
Favorable leases without purchase option ($ 30,920)	4 years
Favorable leases with purchase option ($ 15,980)	5 years
Purchase options ($81,169)	22 years

(e)	To reclassify common stock subject to redemption to permanent equity ($ 36,097) and to record related deferred interest income of $23 for the period ended December 31, 2004 and $421 for the six-months ended June 30, 2005.

(f)	To record the receipt of $514,370 in bank loans (of which $173,870 is the current portion) and payment of $9,143 of related deferred financing costs (of which $3,448 has been paid by ISE prior to June 30, 2005).

(g)	To reverse interest expense and amortization of deferred financing costs on Navios (Acquired Company*) bank loans and to record interest expense on the $514,370 of bank loans at an average rate of 5.74% per annum (amounting to $29,525 per year or $14,762 per six months) and amortization of $9,143 of deferred financing costs for periods from 6-8 years amounting to approximately $1,422 per year (or $711 per six months).

(h)	To record increased base salaries to certain key employees of Navios under employment agreements entered into in conjunction with the Transaction to retain the services of such employees.

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

(Expressed in thousands of US Dollars)

(i)	To eliminate the receivable on Navios’s books for Transaction expenses incurred by Navios ( Acquired Company*), on behalf of ISE in accordance with the Stock Purchase Agreement, and the offsetting payable on the books of ISE.

(j)	To record repayment of the notes payable to stockholder upon completion of the Transaction.

(k)	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Six-months ended June 30, 2005	Year ended December 31, 2004
ISE pro forma weighted average shares – basic – assuming initial public offering occurred as of January 1, 2004	39,900,000	39,900,000
Incremental shares on exercise of warrants Note 1	9,138,640	4,855,556

ISE pro forma weighted average shares – diluted	49,038,640	44,755,556

Note 1.	Assuming exercise price of $5 per share, 65,550,000 warrants outstanding and average price for period warrants actually outstanding of $5.81 (six-months ended June 30, 2005) and $5.40 ( December 17 – December 31, 2004).

*	“Acquired Company” designates the entity acquired by the registrant (International Shipping Enterprises, Inc.). This has been labeled to avoid confusion between the registrant and this entity.